Exhibit 99.3

AUTOMD, INC.

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 8th day of October, 2014, by and among AUTOMD, INC., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (the “Investors”).

WITNESSETH

WHEREAS, certain of the Investors are purchasing shares of the Company’s Common Stock (the “Common Stock”) pursuant to that certain Common Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”), and certain of the Investors are existing holders of the Common Stock;

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to provide for the future voting of their shares of the Company’s capital stock as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. VOTING.

1.1 Investor Shares. The Investors each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

1.2 Election of Directors. On all matters relating to the election and removal of directors of the Company, the Investors agree to vote all Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company’s Board of Directors as follows:

(a) At each election of or action by written consent to elect directors, the Investors shall vote all of their respective Investor Shares so as to elect: (i) three individuals designated by U.S. Auto Parts Network, Inc. (“U.S. Auto Parts”), so long as it holds not fewer than 51% of the outstanding shares of the Company’s capital stock and at U.S. Auto Parts’ sole option, which individuals shall initially be Sol Khazani, Robert J. Majteles and Joshua L. Berman, (ii) one individual designated by Muzzy-Lyon Auto Parts, Inc. (“Muzzy-Lyon”), so long as it holds not fewer than 5% of the outstanding shares of the Company’s capital stock and at Muzzy-Lyon’s sole option, which individual shall initially be undesignated, (iii) one individual designated by Oak Investment Partners XI, L.P. (“Oak”), so long as it holds not fewer than 5% of the outstanding shares of the Company’s capital stock and at Oak’s sole option, which individual shall initially be Fredric W. Harman and (iv) one individual designated by Manheim Investments, Inc. (“Cox”), so long as it holds not fewer than 5% of the outstanding shares of the Company’s capital stock and at Cox’s sole option, which individual shall initially be undesignated. Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a). Upon the request of any party entitled to designate a director as provided in this Section 1.2(a), each Investor agrees to vote its Investor Shares for the removal of such director.

(b) At any time that the Company has three directors serving on its Board of Directors designated by Investors pursuant to Section 1.2(a)(ii), (iii) and (iv) above (each, a “Trigger Event”), at each election of or action by written consent to elect directors following such Trigger Event, the Investors shall vote all of their respective Investor Shares so as to elect one additional individual designated by U.S. Auto Parts, so long as it holds not fewer than 51% of the outstanding shares of the Company’s capital stock and at U.S. Auto Parts’ sole option. At any time following a Trigger Event that the Company does not have three directors serving on its Board of Directors designated by Investors pursuant to Section 1.2(a)(ii), (iii) and (iv) above, for a continuous six month period, U.S. Auto Parts shall request to have such additional director removed from the Board. Any vote taken to remove any director elected pursuant to this Section 1.2(b), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(b), shall also be subject to the provisions of this Section 1.2(b). Upon the request of any party entitled to designate a director as provided in this Section 1.2(b), each Investor agrees to vote its Investor Shares for the removal of such director.

1.3 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement. Any director nominated by U.S. Auto Parts, Muzzy-Lyon, Oak or Cox will be indemnified by the Company to the fullest extent permitted by applicable law.

1.4 Legend.

(a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Investor Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL

BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Investor Shares theretofore represented by a certificate carrying the Legend. If at any time or from time to time any Investor holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned legend, such Investor agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate.

1.5 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Investor Shares. The Company shall not permit the transfer of any of the Investor Shares on its books or issue a new certificate representing any of the Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an Investor.

1.6 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Investor shall exercise the full rights of a holder of capital stock of the Company with respect to the Investor Shares.

1.7 Change of Control. Beginning five years from the date hereof, in the event that holders of at least a majority of the Investor Shares (the “Requisite Investors”) approve a sale of the Company or all or substantially all of the Company’s assets (an “Approved Sale”) whether by means of a merger, consolidation or sale of stock or assets, or otherwise, (i) if the Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, each Investor agrees to be present, in person or by proxy, at all meetings for the vote thereon, to vote all shares of capital stock held by such person for and raise no objections to such Approved Sale, and waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) if the Approved Sale is structured as a sale of the stock of the Company, the Investors shall each agree to sell their Investor Shares on the terms and conditions approved by the Requisite Investors, provided that each holder of each class or series of the Company’s stock will receive the same amount of consideration per share for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock. The Investors shall each take all reasonably necessary actions approved by the Requisite Holders in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (a) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale and (b) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale.

1.8 Irrevocable Proxy. To secure the Investor’s obligations to vote the Investor Shares in accordance with this Agreement, each Investor hereby appoints the Chairman of the Board of Directors or the Chief Executive Officer of the Company, or either of them from time to time, or their designees, as such Investor’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Investor’s Investor Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Investor if, and only if, such Investor fails to vote all of such Investor’s Investor Shares or execute such other instruments in accordance with the provisions of this Agreement. The proxy and power granted by each Investor pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Investor Shares, and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Investor Shares. The proxy granted pursuant to this Section 1.8 shall be revoked automatically and without any further act of the Investor upon termination of this Agreement in accordance with its terms.

1.9 No “Bad Actor” Disqualification.

(a) The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act of 1933, as amended (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act of 1933, as amended. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act of 1933, as amended; provided, however, that Company Covered Persons do not include (a) any Investor, (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Investor or (c) any director of the Company that has been designated by any Investor.

(b) Each Investor represents and warrants that neither (i) such person, nor (ii) any entity that controls such person or is under the control of, or under common control with, such person, nor (iii) any director of the Company that has been designated by such person, is subject to any Disqualification Event (as defined in Section 1.9(a) above), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act of 1933, as amended, and disclosed in writing in reasonable detail to the Company. No party to this Agreement will select a designee that is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act of 1933, as amended, in which case such party will promptly disclose in writing to the Company and other parties to this Agreement any and all information necessary for the Company to determine whether Rule 506(d)(2)(ii) or (iii) or (d)(3) applies.

(c) Each party to this Agreement represents that it has exercised reasonable care to determine the accuracy of the representation made by it in either Section 1.9(a) or (b) as applicable, and agrees to notify each other party to this Agreement if it becomes aware of any fact that makes the representation given by it hereunder inaccurate.

(d) Notwithstanding any other provision in this Agreement to the contrary, no party to this Agreement will be required to vote for any director or proposed director who is subject to a Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act of 1933, as amended.

2. TERMINATION.

2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) the date of the closing of a firmly underwritten public offering of the Company’s Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended;

(b) the date of the closing of an Acquisition or Asset Transfer (each as defined below); or

(c) the date as of which the parties hereto terminate this Agreement by written consent of the holders of a majority of the Investor Shares, including the written consent of U.S. Auto Parts so long as such party is entitled to designate directors pursuant to Section 1.2(a)(i) or Section 1.2(b), the written consent of Muzzy-Lyon so long as such party is entitled to designate a director pursuant to Section 1.2(a)(ii), the written consent of Oak so long as such party is entitled to designate a director pursuant to Section 1.2(a)(iii) and the written consent of Cox so long as such party is entitled to designate a director pursuant to Section 1.2(a)(iv).

For purposes of this Agreement “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization of the Company, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

For purposes of this Agreement “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

3. MISCELLANEOUS.

3.1 Ownership. Each Investor represents and warrants to the Investors and the Company that (a) such Investor now owns, or will own upon the Initial Closing (as defined in the Purchase Agreement), the Investor Shares listed on Exhibit A hereto, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement, and (b) such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms.

3.2 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to agreements among Delaware residents entered into and performed entirely within the State of Delaware, without reference to the conflict of laws provisions thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in New York, New York.

3.4 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company and (ii) the Investors holding at least a majority of the Common Stock held by all Investors. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party; provided, however, that notwithstanding the foregoing, Section 1.2(a) of this Agreement shall not be amended or waived without the written consent of U.S. Auto Parts so long as such party is entitled to designate directors pursuant to Section 1.2(a)(i), the written consent of Muzzy-Lyon so long as such party is entitled to designate a director pursuant to Section 1.2(a)(ii), the written consent of Oak so long as such party is entitled to designate a director pursuant to Section 1.2(a)(iii), and the written consent of Cox so long as such party is entitled to designate a director pursuant to Section 1.2(a)(iv); provided, further, that Section 1.2(b) of this Agreement shall not be amended or waived without the written consent of U.S. Auto Parts so long as such party holds not fewer than 51% of the outstanding shares of the Company’s capital stock.

3.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.6 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.7 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Investor Shares for purposes of this Agreement.

3.8 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Common Stock pursuant to the Purchase Agreement, as may be amended from time to time, any purchaser of such shares of Common Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” and a party hereunder.

3.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.10 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.12 Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, with written notification of receipt, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.13 Entire Agreement. This Agreement and the exhibit hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement, the Purchase Agreement and the other documents delivered pursuant thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

COMPANY:		INVESTORS:

AUTOMD, INC.		U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Tracey Virtue	By:	/s/ Shane Evangelist

Name:	Tracey Virtue	Name:	Shane Evangelist

Title:	President	Title:	CEO

MUZZY-LYON AUTO PARTS, INC.

		By:	/s/ Michelle Taigman

		Name:	Michelle Taigman

		Title:	Assistant Secretary

MANHEIM INVESTMENTS, INC.

		By:	/s/ Joseph Luppino

		Name:	Joseph Luppino

		Title:	Senior Vice President

IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

INVESTORS:

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP

By: Oak Associates XI, LLC, its General Partner

By:	/s/ Fred Harman

Name: Fred Harman

Title: Managing Member

SOL KHAZANI LIVING TRUST

By:	/s/ Sol Khazani

Name:	Sol Khazani

Title:	Trustee

EXHIBIT A

LIST OF INVESTORS

NAME OF INVESTOR	SHARES OF COMMON STOCK
U.S. Auto Parts Network, Inc. 16941 Keegan Avenue Carson, California 90746	12,500,000
Muzzy-Lyon Auto Parts, Inc. 26555 Northwestern Highway Southfield, Michigan 48033	3,000,000
Manheim Investments, Inc. 6205 Peachtree Dunwoody Road Atlanta, Georgia 30328	2,000,000
Oak Investment Partners XI, L.P. 525 University Avenue Suite 1300 Palo Alto, CA 94301	1,500,000
Sol Khazani Living Trust 578 Washington Blvd#854 Marina Del Rey, Ca 90292	500,000